Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

•	Registration Statement (Form S-8 No. 333-218852) pertaining to the Cars.com Inc. Employee Stock Purchase Plan,
•	Registration Statement (Form S-8 No. 333-218309) pertaining to the Cars.com Inc. Deferred Compensation Plan, and
•	Registration Statement (Form S-8 No. 333-218310) pertaining to the Cars.com Inc. Omnibus Incentive Compensation;

of our report dated March 6, 2018, with respect to the consolidated and combined financial statements and schedule of Cars.com Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Chicago, Illinois

March 6, 2018